Exhibit 10.36

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (the “Amendment”) is made this 12th day of August, 2009 between Gregg Appliances, Inc., an Indiana corporation (the “Company”), and Dennis L. May (the “Executive”).

WHEREAS, on October 19, 2004, the Company and the Executive entered into an Employment Agreement, which was subsequently amended by Amendment No. 1 to Employment Agreement dated December 30, 2008 (the “Employment Agreement”); and

WHEREAS, the parties wish to amend the Employment Agreement, effective as of August 5, 2009, to change the Executive’s title to President and Chief Executive Officer and to modify certain provisions relating to severance payable to the Executive if his employment is involuntarily terminated by the Company without cause;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby amend the Employment Agreement, effective as of August 5, 2009, as follows:

1. Section 1(a) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

(a) General. The Company hereby employs Executive, and Executive agrees, upon the terms and conditions herein set forth, to serve as the Company’s President and Chief Executive Officer. In such capacity, Executive shall perform such duties as may be delineated in the by-laws of the Company, and such other duties as may be assigned to Executive from time to time by the Company’s Board of Directors. During the Period (as defined in paragraph 2 below), if Executive also serves as a member of the Company’s Board of Directors he shall not be entitled to additional compensation for his service as a member of the Board.

2. Section 4(b)(i) of the Employment Agreement shall be amended by deleting the last three sentences thereof.

3. Except as amended hereby, the terms and conditions of the Employment Agreement shall continue unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment effective as of the date above written.

GREGG APPLIANCES, INC.

By:	/s/ Charlie Young
Name:	Charlie Young
Title:	Chief Human Resources Officer

Dated:	8/12/09

EXECUTIVE

/s/ Dennis L. May
Dennis L. May

Dated:	8/12/09